UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 15, 2025

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Hillcrest Avenue
Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HTH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On May 15, 2025 (the “Redemption Date”), Hilltop Holdings Inc. (the “Company”) redeemed all of its outstanding 5.75% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “5.75% Subordinated Notes”) at a redemption price equal to the aggregate principal amount of $50 million, plus accrued and unpaid interest to, but excluding, the Redemption Date (collectively, the “Redemption Price”). The redemption of the 5.75% Subordinated Notes was pursuant to the First Supplemental Indenture, dated as of May 11, 2020 (the “First Supplemental Indenture”), to the Indenture, dated as of May 11, 2020, between the Company and U.S. Bank National Association, as Trustee, which permitted the redemption of the 5.75% Subordinated Notes beginning on May 15, 2025 (the date on which the 5.75% Subordinated Notes converted from fixed to floating rate). The Company irrevocably deposited with the Trustee funds in an amount sufficient to pay the Redemption Price on the Redemption Date to satisfy and discharge its obligations under the 5.75% Subordinated Notes and the First Supplemental Indenture.

Section 2 – Financial Information

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Section 8 – Other Events

Item 8.01	Other Events

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: May 16, 2025	By:	/s/ COREY G. PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	Executive Vice President,
General Counsel & Secretary

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